Exhibit 21.1

Subsidiaries of Cornell Companies, Inc.

(As of December 31, 2005)

	Percentage of Voting Securities Owned by Cornell Companies, Inc.	Percentage of Voting Securities Owned by a Subsidiary of Cornell Companies, Inc.
Cornell Corrections Management, Inc. (a Delaware corporation)	100%
Cornell Corrections of Texas, Inc. (a Delaware corporation)		100%
Cornell Corrections of California, Inc (a California Corporation).		100%
Cornell Corrections of Rhode Island, Inc. (a Delaware corporation)		100%
Cornell Abraxas Group, Inc. (a Delaware corporation)		100%
WBP Leasing, Inc. (a Delaware corporation)		100%
Cornell International, Inc. (a Delaware corporation)		100%
Cornell Archway, Inc. (a Delaware corporation)		100%
Cornell Corrections of Alaska, Inc. (an Alaska corporation)		100%
Cornell Interventions, Inc. (an Illinois corporation)		100%
CCGI Corporation (a Delaware corporation)	100%
Cornell Companies Administration LLC (a Delaware limited liability company)	100%
Cornell Companies Management Holdings LLC (a Delaware limited liability company)	100%
Cornell Companies Management Services L.P. (a Delaware limited partnership)		100%
Correctional Systems, Inc. (a Delaware corporation)		100%
Sentencing Concepts, Inc. (a California corporation)		100%
Cornell Companies Management L.P. (a Delaware limited partnership)		100%